SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)of
the Securities Exchange Act of 1934

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☒	Preliminary Information Statement ☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CHINA PRINTING, INC.

(Name of Registrant as Specified In Its Charter)

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CHINA PRINTING, INC.
3127 Dumbarton Street NW, Washington, DC 20007

(202)714-9143

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

October 12, 2005

To the Stockholders of China Printing, Inc.:

The attached Information Statement is being delivered by China Printing, Inc. (“Corporation”) in connection with the approval by the holders of a majority of our voting stock of an amendment to the Corporation’s articles of incorporation, specifically to permit the Corporation’s board of directors to change the Corporation’s name to CYIOS Corporation.

This Information Statement is first being mailed to stockholders on or about October 25, 2005. We anticipate that the amendment to our articles of incorporation will become effective on or after November 15, 2005.

On September 27, 2005 the Corporation’s board of directors approved a resolution calling on the stockholders of the Corporation to authorize the board of directors to change the Corporation’s name. On September 27, 2005, the holders of a majority of the outstanding shares of the Corporation’s common stock entitled to vote thereon executed a written consent in accordance with Nevada law to adopt the amendment to the Corporation’s articles of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Nevada corporate law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the amendment to our articles of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of China Printing, Inc.

By Order of the Board of Directors

/s/ Timothy Carnahan

Timothy Carnahan
Chief Executive Officer

CHINA PRINTING, INC.
3127 Dumbarton Street NW, Washington, DC 20007

(202)714-9143

INFORMATION STATEMENT

CHINA PRINTING IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is being mailed on or about October 25, 2005 to all stockholders of record of China Printing, Inc., a Nevada corporation (“Corporation”). It is being furnished in connection with the adoption of an amendment to the Corporation’s articles of incorporation approved by written consent of the holders of a majority of the outstanding shares of common stock. The Corporation anticipates that the approved amendment will become effective on or after November 15, 2005. A copy of the amendment to the Corporation’s articles of incorporation is attached to this document as Exhibit A.

On September 27, 2005, the Corporation’s board of directors adopted a resolution proposing and declaring advisable an amendment to the Corporation’s articles of incorporation. Specifically, the board of directors proposed that the Corporation’s name be changed to CYIOS Corporation.

On September 27, 2005, said resolution was approved by the written consent of holders of a majority of the issued and outstanding shares of the Corporation’s common stock entitled to vote thereon in accordance with the provisions set forth in Nevada corporate law and the Corporation’s bylaws. The board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of the Corporation’s stockholders and to amend the articles of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is September 27, 2005. As of the record date, the Corporation had 20,849,406 shares of common stock issued and outstanding and entitled to vote on the amendment, with each share of common stock entitled to one vote. The holders of 13,900,000 shares of the issued and outstanding common stock, representing approximately 66.8% of the votes entitled to be cast with regard to the amendment, approved the amendment by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least twenty (20) calendar days after this Information Statement is sent to the Corporation’s stockholders. The Corporation anticipates that the amendment will become effective on or after November 15, 2005.

There will not be a meeting of stockholders and none is required under the Nevada Corporate Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of voting common stock. Under Nevada Corporate Law and Section 14(c) of the Securities Exchange Act of 1934, as amended, the Corporation is required to provide prompt notice of the taking of corporate action without a meeting to stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

NAME CHANGE TO CYIOS CORPORATION

The Corporation’s boards of directors and the stockholders holding a majority of its common stock have approved the change of the Corporation’s name from “China Printing, Inc.” to “CYIOS Corporation” by means of an amendment to the Corporation’s articles of incorporation. The corporate name change will become effective upon the filing of an amendment to the Corporation’s articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to stockholders.

The decision to change the Corporation’s name to CYIOS Corporation was taken as necessary as a result of our failed attempt to enter into a share exchange with Harbin Yinhai Technology Development Company Ltd., a Chinese corporation (“Yinhai”). Under this exchange, Yinhai would have taken a controlling position in the Corporation. This would have resulted in the Corporation’s business changing to a business focused on China based printing. Accordingly, Corporation changed its name from Worldteq Group International, Inc. to China Printing, Inc. in anticipation of the consummation of the share exchange. Since the share exchange failed to materialize and therefore, since the corporation’s business in no way relates to printing in China, the name China Printing, Inc. is undesirable for purposes of conducting the corporation’s business.

As the Corporation recently acquired the wholly owned subsidiary CYIOS Corporation, a Maryland corporation, pursuant to a Stock Purchase a\Agreement dated September 19, 2005, as reported by the Corporation on September 19, 2005 on Form 8-K. Concurrently with the stock purchase, director of the corporation, Timothy Carnahan, became President, Chairman and Chief Executive Officer of the corporation. The board of directors of the Corporation has concluded that, based on the current business of the Corporation and the identity of its new Chief Executive Officer, that the Corporation’s business would be better conducted under the name CYIOS Corporation than under the name China Printing, Inc. Such a name change was not required by the Stock Purchase Agreement with Mr. Carnahan, nor is it required for the operation of the CYIOS Corporation subsidiary. However, the Board of Directors believes that less confusion will occur in the marketplace and the Corporation will be better served by this name change.

The Corporation is currently involved in the continuation of its Worldteq telecommunications business and the operation of its newly acquired CYIOS Corporation subsidiary. The Corporation intends to run it’s Worldteq telecommunications business consistent with its historical practices. The corporation is in the process of determining specifically how it will operate the newly acquired CYIOS Corporation subsidiary.

CORPORATE SECURITIES

The voting and other rights that accompany the Corporation’s securities will not be affected by the change in corporate name. However, both the ticker symbol, which is “CHPR” and the CUSIP number will change as a result of the Corporation’s name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name and CUSIP number. Your existing certificate or certificates will continue to represent shares of the Corporation’s common stock as if its name had not changed. The Corporation’s transfer agent will issue stock certificates with its new name as stock certificates are sent in upon transfers of shares by existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send your existing stock certificates to the transfer agent or the Corporation.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to Corporation’s articles of incorporation. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve amendment is unnecessary and will not take place for this purpose.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Corporation’s stockholders under the Nevada Corporate Law in respect to this amendment to the Corporation’s articles of incorporation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of September 27 2005 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation’s common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below, if any, are necessary for a complete understanding of the figures provided below. As of September 27, 2005 there were 20,849,406 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Timothy Carnahan President/Chief Executive Officer/Director	12,500,000	59.9%
($0.001 par value)	3127 Dumbarton Street NW, Washington, DC 20007

	Jeffrey Lieberman Director
Common Stock	3127 Dumbarton Street NW, Washington, DC 20007
($0.001 par value)
		1,400,000	6.7%

Common Stock	SBP Holdings, Inc. 3127 Dumbarton Street NW, Washington, DC 20007	5,000,000	23.9%

($0.001 par value)

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to be made to the Corporation’s articles of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10-QSB which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

CHINA PRINTING, INC.

By Order of the Board of Directors

By: /s/ Timothy Carnahan
Timothy Carnahan, Chief Executive Officer

Washington, DC

October 12, 2005

EXHIBIT A

STATE OF NEVADA
AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CHINA PRINTING, INC.

A corporation organized and existing under and by virtue of the laws of the State of Nevada (the “Corporation”)

DOES HEREBY CERTIFY:

FIRST: That, at a meeting of the Board of Directors of China Printing, Inc., a resolution was duly adopted setting forth a proposed amendment of the Articles of Incorporation of the Corporation, declaring said amendment to be advisable and calling for written consent of stockholders in lieu of a meeting. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

1.	The name of the corporation is CYIOS Corporation

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the holders of a majority of the outstanding shares of the Corporation’s common stock entitled to vote thereon executed a written consent greater than the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions set forth under Nevada corporate law and the Corporation’s bylaws.

IN WITNESS WHEREOF: the undersigned hereby duly executes this Certificate of Amendment declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 27th day of September, 2005.

/s/ Timothy Carnahan
Timothy Carnahan, President

End of Filing